As filed with the Securities and Exchange Commission on March 30, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA METRO-RURAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2208-14, 22/F, Sun Life Tower, The Gateway

15 Canton Road, Tsimshatsui, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Consulting Agreement between China Metro-Rural Holdings Limited

(formerly Man Sang International (B.V.I.) Limited) and Wang Lin Hui

(Full title of the plan)

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501

New York, New York 10001

(Name and address of agent for service)

(845) 398-0900

(Telephone number, including area code, of agent for service)

With copies to:

Mr. Cheng Chung Hing, Ricky

President and Chairman of the Board of Directors

China Metro-Rural Holdings Limited

Suite 2208-14, 22/F, Sun Life Tower, The Gateway

15 Canton Road, Tsimshatsui, Kowloon, Hong Kong

Telephone: (852) 2317 9888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value of US$0.001 per share	300,000(2)	$693,000(3)	$693,000(3)	$49.42

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional ordinary shares (“Ordinary Shares”) of China Metro-Rural Holdings Limited (formerly Man Sang International (B.V.I.) Limited) (the “Registrant”) that may be offered or issued under the Consulting Agreement, dated as of March 11, 2010, by and between the Registrant and Mr. Wang Lin Hui (the “Consulting Agreement”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents 300,000 Ordinary Shares issued pursuant to the Consulting Agreement.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $2.31 per share, the average of the high and low prices of the Ordinary Shares, as reported on the NYSE Amex on March 25, 2010, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant in accordance with the requirements of Form S-8 under the Securities Act in order to register 300,000 Ordinary Shares, the amount of Ordinary Shares issuable under the Consulting Agreement, which is filed as an exhibit to this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

Not required to be filed with this Registration Statement.

*	The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to the Consultant as specified by Rule 428(b)(1) under the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Current Report on Form 6-K, filed with the Commission on March 26, 2010

(b)	The Registrant’s Current Report on Form 6-K, filed with the Commission on March 24, 2010;

(c)	The Registrant’s Current Report on Form 6-K, filed with the Commission on March 23, 2010;

(d)	The Registrant’s Current Report on Form 6-K, filed with the Commission on March 1, 2010, which includes the Registrant’s audited financial statements for the year ended March 31, 2009 and unaudited financial statements for the nine months ended December 31, 2009;

(e)	The Registrant’s Current Report on Form 6-K, filed with the Commission on March 1, 2010;

(f)	The Registrant’s Current Report on Form 6-K, filed with the Commission on February 19, 2010;

(g)	The Registrant’s Current Report on Form 6-K, filed with the Commission on December 29, 2009;

(h)	The Registrant’s Current Report on Form 6-K, filed with the Commission on December 17, 2009;

(i)	The Registrant’s Current Report on Form 6-K, filed with the Commission on October 9, 2009;

(j)	The Registrant’s Current Report on Form 6-K, filed with the Commission on September 25, 2009;

(k)	The Registrant’s Current Report on Form 6-K, filed with the Commission on September 1, 2009;

(l)	The Annual Report on Form 10-K of Man Sang Holdings, Inc. (File No. 001-32592) (“Man Sang Nevada”) for the fiscal year ended March 31, 2009, filed by Man Sang Nevada with the Commission on June 12, 2009;

(m)	The Current Report on Form 8-K of Man Sang Nevada, filed by Man Sang Nevada with the Commission on June 26, 2009;

(n)	The Current Report on Form 8-K of Man Sang Nevada, filed by Man Sang Nevada with the Commission on July 20, 2009;

(o)	The Current Report on Form 8-K of Man Sang Nevada, filed by Man Sang Nevada with the Commission on July 21, 2009;

(p)	The Current Report on Form 8-K of Man Sang Nevada, filed by Man Sang Nevada with the Commission on July 24, 2009;

(q)	The Current Report on Form 8-K of Man Sang Nevada, filed by Man Sang Nevada with the Commission on August 4, 2009;

(r)	The Quarterly Report on Form 10-Q of Man Sang Nevada for the quarterly period ended June 30, 2009, filed by Man Sang Nevada with the Commission on August 14, 2009;

(s)	The Current Report on Form 8-K of Man Sang Nevada, filed by Man Sang Nevada with the Commission on August 25, 2009;

(t)	The Current Report on Form 8-K of Man Sang Nevada, filed by Man Sang Nevada with the Commission on August 27, 2009; and

(u)	The description of common stock, par value $0.001, contained in Man Sang Nevada’s Registration Statement on Form 8-A, filed by Man Sang Nevada with the Commission on August 3, 2005 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by the Registrant’s Registration Statement on Form 8-K12G3, filed with the Commission on August 27, 2009 (File No. 000-53776), pursuant to which the Registrant notified the Commission that the Registrant is the successor issuer to Man Sang Nevada pursuant to Rule 12g-3 under the Exchange Act and the Ordinary Shares are deemed registered under Section 12(b) of the Exchange Act pursuant to paragraph (a) of Rule 12g-3; including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to shareholders or document that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Investor Relations Department

China Metro-Rural Holdings Limited

Suite 2208-14, 22/F, Sun Life Tower, The Gateway

15 Canton Road, Tsimshatsui, Kowloon, Hong Kong

Telephone: (852) 2317 9888

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the British Virgin Islands. The BVI Companies Act, 2004 of the laws of the British Virgin Islands (the “Companies Act”) permits a British Virgin Islands business company to indemnify its directors and officers. British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Pursuant to the Registrant’s Amended and Restated Memorandum and Articles of Association, the Registrant may indemnify its directors, officers and liquidators or any person who is or was, at the request of the Registrant, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise against all expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as the Registrant’s director, officer or liquidator. To be entitled to indemnification, the person seeking indemnification must have acted honestly and in good faith and in what such person believed to be the best interests of the Registrant, and, in the case of criminal proceedings, such person must have had no reasonable cause to believe his or her conduct was unlawful.

The Companies Act also permits a British Virgin Islands business company to acquire liability insurance for any person who is or was a director, officer or liquidator of the Registrant, or who at the request of the Registrant is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. The Registrant has an insurance policy covering its officers and directors, which insures against certain liabilities that officers and directors in its group companies may incur in such capacities, including liabilities arising under the U.S. securities laws, subject to certain exceptions.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description of Document

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

99.1	Consulting Agreement, dated as of March 11, 2010, by and between the Registrant and Mr. Wang Lin Hui.

ITEM 9.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kowloon, Hong Kong, on March 30, 2010.

CHINA METRO-RURAL HOLDINGS LIMITED

By:	/s/ SIO KAM SENG
Name:	Sio Kam Seng
Title:	Executive Director and Deputy Chairman, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sio Kam Seng his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ SIO KAM SENG Mr. Sio Kam Seng	Executive Director and Deputy Chairman, Chief Executive Officer (Principal Executive Officer)	March 30, 2010

/s/ CHENG CHUNG HING, RICKY Mr. Cheng Chung Hing, Ricky	President and Chairman of the Board of Directors	March 30, 2010

/s/ CHENG TAI PO Mr. Cheng Tai Po	Vice-Chairman of the Board of Directors	March 30, 2010

/s/ LAI CHAU MING, MATTHEW Mr. Lai Chau Ming, Matthew	Director	March 30, 2010

/s/ WONG GEE HANG, HENRY Mr. Wong Gee Hang, Henry	Director	March 30, 2010

/s/ TSUI KING CHUNG, FRANCIS Mr. Tsui King Chung, Francis	Director	March 30, 2010

/s/ LEUNG WAI YAN Miss Leung Wai Yan	Director	March 30, 2010

/s/ PAK WAI KEUNG, MARTIN Mr. Pak Wai Keung, Martin	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2010

Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Metro-Rural Holdings Limited, has signed this registration statement or amendment thereto in the City of Tappan, State of New York, on March 29, 2010.

NATIONAL REGISTERED AGENTS, INC.

By:	/s/ PATRICK J. O’NEILL
Name:	Patrick J. O’Neill
Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

99.1	Consulting Agreement, dated as of March 11, 2010, by and between the Registrant and Mr. Wang Lin Hui.